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                                EXHIBIT NO. 99.8

                        CUSTODY AGREEMENT WITH U.S. BANK

     FORM OF CUSTODY AND SUBCUSTODIAN AGREEMENTS WITH CHASE MANHATTAN BANK






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MODEL SUBCUSTODIAN AGREEMENT

Dear Sirs:

This will confirm to you that The Chase Manhattan Bank, N.A. ("Chase") has been appointed to act as Trustee, Custodian or Subcustodian of securities and monies on behalf of certain of its customers including, without limitation, investment companies subject to the Investment Company Act of 1940, as amended and qualified employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended.

Chase has been authorized to utilize the services of other banks, financial institutions and securities depositories located in countries or jurisdictions in which the principal trading markets for any shares, bonds, debentures or any other securities (hereinafter collectively called Securities") of its customers are located or in which any Securities of its customers are to be presented for payment or acquired, and for the purpose of holding cash and cash equivalents. Chase wishes to utilize the services of your bank "Bank") as Chase's agent within for such purposes and hereby establishes with Bank a Special Custody Account which Bank understands and agrees will be used exclusively for Securities and other assets of Chase's customers ("Account") and not for Chase's own interest.

The services Bank will provide to Chase and the manner in which such services will be performed will be as set forth below in this letter, which may be mutually amended in writing from time to time by Bank and Chase. To the extent inconsistent with this letter, as so amended, Bank's rules and conditions regarding accounts generally or custody accounts specifically shall not apply.

1. The account shall be used to hold, acquire, transfer or otherwise care for, on behalf of Chase as Trustee, Custodian or Subcustodian as aforesaid and the customers of Chase and not for Chase's own interest, Securities and such cash and cash equivalents as are transferred to Bank or as are received in payment of any transfer of or as payment on, or interest on or dividend from, any such Securities (hereinafter collectively called Cash"), and beneficial ownership of the Securities and Cash in the Account shall be freely transferable without payment of money or value other than for safe custody and administration. All transactions involving the Securities and Cash in the Account shall be executed solely in accordance with Chase's Instructions as that term is defined in Section 10, except solely in accordance with Chase's Instructions as that term is defined in Section 10, except that until Bank receives Instructions from Chase to the contrary, Bank will:

         a) present for payment all Securities held in the Account which are called, redeemed or retired or otherwise become payable and all coupons and other income items which call for payment upon presentation and hold the cash received in the Account pursuant to this Agreement:


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         b)       in respect of Securities held in the Account, execute in the name of Chase such ownership and other certificates as may be required to obtain payments in respect thereof; and

         c) exchange interim receipts or temporary Securities held in the Account for definitive Securities.


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         d)       where any Securities held in any securities depository are called for a partial redemption by the issuer of such Securities, allot in Bank's sole discretion the called portion to the respective holders in any manner deemed to be fair and equitable in Bank's judgment.

         Whenever pursuant to this Agreement or for any purpose relating hereto anything whatsoever may or is required to be done or given by Chase, it shall be done or given, as the case may be, by and for Chase by such officer or officers of Chase or other person or persons as the governing body of Chase shall specify from time to time. Any specification by the governing body shall specify from time to time. Any such specification by the governing body shall by resolution of which a copy certified by the President, or a Vice President, and the seal attested by the Secretary or any Assistant Secretary of Chase shall be furnished to Bank. Bank shall be conclusively entitled to rely upon the identification of such persons as the holders of those offices so specified in any such resolution, absent Instructions to the contrary. Chase shall furnish to Bank specimens of the signatures of all such officers and persons so specified in any such resolution received by Bank in force at he time of the receipt by Bank of such Instructions, and shall not be charged with any responsibility respecting the application of monies out in accordance therewith.

         Bank shall not be liable for any act or omission in respect of any Instructions so given except in the case of wilful default, negligence, fraud, bad faith, wilful misconduct, or reckless disregard of duties on the part of the Bank. Bank in executing all Instructions will take relevant action in accordance with accepted industry practice.

2. The Account shall not be subject to any right, charge, security interest, lien or claim or any kind (hereinafter collectively called "Claims") in favor of Bank or any other institution with whom assets in the Account may be maintained as provided in this Agreement or any creditor of Bank or of such other institution, including a receiver or trustee in bankruptcy, except to the extent of Bank's or such other institution's right to compensation or reimbursement with regard to the Account's administration in accordance with the terms of this Agreement. Bank shall provide Chase with prompt notice of any attempt by any party to assert any Claim against the Account and shall take all actions to protect the Account from such Claim until Chase has had a reasonable time to respond to such notice.

3. The ownership of the assets of the Account, whether Securities, Cash or both, and whether any such assets are held by Bank or in a securities depository or clearing agency as hereinafter authorized, shall be clearly recorded on Bank's own interest, and, to the extent securities are physically held in the Account, such Securities shall also be physically segregated from the general assets of Bank, the assets of Chase in its individual capacity and the assets of Bank's other customers.

         In order to facilitate the settlement of transactions, Bank may, with the approval of Chase, which shall not be unreasonably withheld, maintain all or any part of the Securities in the Account with a securities depository or clearing agency which is incorporated or organized under the law of a


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         country other than he United States of America and is supervised or regulated by a government agency or regulatory authority in the foreign jurisdiction having authority over such depositories or agencies, and which operates (I) the central system for handling of securities or equivalent book entries, provided, however, that while so maintained such Securities shall be subject only to the directions of Bank, and that Bank's duties, obligations and responsibilities with regard to such Securities shall be the same as if such Securities were held by Bank.



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         Securities which are eligible for deposit in a depository may be maintained with the depository in an account for Bank's customers. Securities which are not deposited in a depository will be held in the following forms:

         a) Securities issued only in bearer form shall be held in bearer form.

         b) Securities issued only in registered form shall be registered in the name of Bank, or in the name of Bank's nominee, unless alternate instructions are furnished by Chase.

         c) Securities issued in both bearer and registered for n which are freely interchangeable without penalty, shall be registered in the name of Bank, or in the name of Bank's nominee, if received by Bank in registered form, or shall be held in bearer form if received by Bank in bearer form, unless alternate instructions are furnished by Chase.

4.       Subject to the provisions of Section 8 hereof:

         a) Bank shall be responsible for complying with all provisions of the law of ______________, or any other law, applicable to Bank in connection with its duties hereunder including (but not limited to) the payment of all transfer or similar taxes and compliance with any currency restrictions and securities laws;

         b) All collections of funds or other property paid or distributed in respect of Securities held in the Account shall be made at the risk of the Account; and

         c) Bank shall have no liability for any loss occasioned by delay in the actual receipt of notice by its Custody Division of any payment, redemption or other transaction regarding Securities held in the Account in respect of which Bank has agreed to take action as provided in Section I hereof.

5. Subject to applicable law, Bank will permit independent public accountants for Chase and customers of Chase reasonable access to its books and records as they pertain to the Account in connection with such accountants' examination of the books and records of Account.

6. Bank will either periodically or upon Chase's request supply Chase with such statements regarding the Account as Chase may request and Bank is able to supply, including an identification of, and the location of, any person having physical possession of the Securities in the Account, and the name and address of the governmental agency or other regulatory authority that supervises or regulates Bank. In addition, Bank will furnish Chase periodically with advises and/or notifications of any transfers of such securities.


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7.       Bank agrees that in the event of any loss of Securities or Cash in the
         Account, Bank will use its best efforts to ascertain the circumstances relating to such loss and promptly report the same to Chase.


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8.       Bank will indemnify Chase for any loss or liability to Chase's customers and other loss or liability incurred by Chase, individually or as Trustee, Custodian or Subcustodian as aforesaid, with respect to the Account (including, but not limited to, Chase's legal fees and expenses and any other legal fees and expenses for which Chase is liable, and any loss or liability in connection with a claim settled by agreement between Chase and a customer, which agreement is accepted by
         Bank) to the extent that such loss or liability arises from negligence, fraud, bad faith, wilful misconduct or reckless disregard of duties on the part of Bank. Chase will indemnify Bank for any loss or liability Bank incurs from any action taken or omitted to be taken by Bank with respect to the Account, except such losses or liability as results from the negligence, fraud, bad faith, wilful misconduct or reckless disregard of duties on he part of Bank.

9. Bank acknowledges that under U.S. regulatory requirements Bank must be a regulated entity and must have a certain minimum shareholders' equity in order to be used by Chase to provide the services contemplated in this Agreement. Bank represents and warrants that it (I) is a banking institution organized under the law of ____________, (ii) is regulated as a banking institution by _____________, which is the agency of the Government of _______________ responsible for the regulation of Banks and (iii) on and after the debate hereof or such later date a shall be specified in Instructions, has shareholders' equity in excess of two hundred thirty million U.S. dollars (U.S.$230,000,000), or such lesser amount as shall be specified in any order of the United States Securities and Exchange commission applicable to Bank, or the equivalent thereof in _____________ currency determined at current rates. For purposes of this Section, shareholders' equity of the Bank shall mean such shareholders' equity as would be shown on any financial statement of the Bank if such financial statement were prepared according to United States generally accepted accounting principles. Bank will immediately notify Chase in writing or by other authorized means of any development or occurrence (and the circumstances related thereto) which could render Bank unable to make the foregoing representation at any date. Upon such notification Chase may terminate this Agreement immediately without prior notice to Bank.

10. As used in this Agreement, the term instructions" means instructions of Chase received by Bank via telephone, or in writing, including but not limited to telex, TWX, facsimile transmission, bank wire or other teleprocess or electronic instruction system which Bank believes in good faith to have been given by Chase or which are transmitted with proper testing or authentication pursuant to terms and conditions which Chase may specify. Unless otherwise expressly provided, all Instructions shall continue in full force and effect until canceled or superseded. Bank shall safeguard any testkeys, identification codes or other security devices which Chase shall make available to it. Either party may electronically record any Instructions given by telephone, and any other telephone discussions, with respect to the Account. Instructions by telephone shall be confirmed by telex or such other communication as maybe mutually acceptable.


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11.      Chase agrees to pay Bank such compensation, including reimbursement of reasonable expenses (if not charged to the Account), as may be mutually agreed upon from time to time between Bank and Chase.


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12.      Either Bank of Chase may terminate this Agreement by 60 days written notice to the other party, provided that any such notice, whether given by Chase or by Bank shall be followed within 60 days by Instructions specifying the names of the persons to whom Bank shall deliver the Securities in the Account and to whom the cash in the Account shall be paid. If within 60 days following the giving of such notice of termination Bank does not receive such Instructions, Bank shall continue to hold such Securities and cash subject to this Agreement until such Instructions are given. The obligations of the parties under
         Section 4(a), 8 and I 1 of this Agreement shall survive the termination of this Agreement.

13. Notices with respect to termination, specification of officers and other persons and terms and conditions for Instructions shall be in writing, and delivered by mail, postage prepaid, to the following addresses (or to such other address as either party hereto may from time to time designate by notice duly given in accordance with this paragraph):

                  To Bank at:

                  To Chase at:

                                            The Manager
                                            Global Custody Division
                                            Chase Manhattan Bank NA
                                            Woolgate House
                                            Coleman Street
                                            London EC2P 2HD

14. This Agreement shall not be assignable by either party but shall bind any successor interest of Chase and Bank, respectively.

15.      This Agreement shall be governed by and construed in accordance with .
         Law.

If the foregoing correctly sets forth the understanding between Bank and Chase with respect to Bank's services in connection with the Account, kindly sign and return to us the enclosed additional copy of this letter.

                                                      Very truly yours,
                                                      THE CHASE MANHATTAN BANK,
                                                      N.A.



                                                      By_________________

The foregoing is hereby agreed

to this ________ day of ______

By_______________________



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GLOBAL CUSTODY AGREEMENT



This AGREEMENT is effective _________________________, 199__, and is between THE CHASE MANHATTAN BANK, N.A. (the "Bank") and

_______________________________________________
__________________________________ (the "Customer").

1.       Customer Accounts.

         The Bank agrees to establish and maintain the following accounts ("Accounts"):

         (a) A custody account in the name of the Customer ("Custody Account") for any and all stocks, shares, bonds, debentures, notes, mortgages or other obligations for the payment of money, bullion, coin and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same or evidencing or representing any other rights or interests therein and other similar property whether certificated or uncertificated as may be received by the Bank or its Subcustodian (as defined in Section 3) for the account of the Customer ("Securities"); and

         (b) A deposit account in the name of the Customer ("Deposit Account") for any and all cash in any currency received by the Bank or its subcustodian for the account of the Customer, which cash shall not be subject to withdrawal by draft or check.

The Customer warrants its authority to: 1) deposit the cash and Securities ("Assets") received in the Accounts and 2) give Instructions (as defined in
Section 11) concerning the Accounts. The Bank may deliver securities of the same class in place of those deposited in the Custody Account.

Upon written agreement between the Bank and the Customer, additional Accounts may be established and separately accounted for as additional Accounts under the terms of this Agreement.

2.       Maintenance of Securities and Cash at Bank and Subcustodian Locations.

         Unless Instructions specifically require another location acceptable to the Bank:

         (a) Securities will be held in the country or other jurisdiction in which the principal trading market for such Securities is located, where such Securities are to be presented for payment or where such Securities are acquired; and


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         (b)      Cash will be credited to an account in a country or other
                  jurisdiction in which such cash may be legally deposited or is the legal currency for the payment of public or private debts.

Cash may be held pursuant to Instructions in either interest or non-interest bearing accounts as may be available for the particular currency. To the extent Instructions are issued and the Bank can comply with such Instructions, the Bank is authorized to maintain cash balances on deposit for the Customer with itself or one of its affiliates at such reasonable rates of interest as may from time to time be paid on such accounts, or in non-interest bearing accounts as the Customer may direct, if acceptable to the Bank.

If the Customer wishes to have any of its Assets held in the custody of an institution other than the established Subcustodians as defined in Section 3 (or their securities depositories), such arrangement must be authorized by a written agreement, signed by the Bank and the Customer.

6.       Custody Account Transactions.

         (a) Securities will be transferred, exchanged or delivered by the Bank or its Subcustodian upon receipt by the Bank of Instructions which include all information required by the Bank. Settlement and payment for Securities received for, and delivery of Securities out of, the Custody Account may be made in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivery of Securities to a purchaser, dealer or their agents against a receipt with the expectation of receiving later payment and free delivery. Delivery of Securities out of the Custody Account may also be made in any manner specifically required by Instructions acceptable to the Bank.

         (b) The Bank, in its discretion, may credit or debit the Accounts on a contractual settlement date with cash or Securities with respect to any sale, exchange or purchase of Securities. Otherwise, such transactions will be credited or debited to the Accounts on the date cash or Securities are actually received by the Bank and reconciled to the Account.

         (i) The Bank may reverse credits or debits made to the Accounts in its discretion if the related transaction fails to settle within a reasonable period, determined by the Bank in its discretion, after the contractual settlement date for the related transaction.

         (ii) If any Securities delivered pursuant to this Section 6 are returned by the recipient thereof, the Bank may reverse the credits and debits of the particular transaction at any time.

7.       Actions of the Bank.

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         The Bank shall follow Instructions received regarding assets held in the Accounts. However, until it receives Instructions to the contrary, the Bank will:

         (a) Present for payment any Securities which are called, redeemed or retired or otherwise become payable and all coupons and other income items which call for payment upon presentation, to the extent that the Bank or Subcustodian is actually aware of such opportunities.

         (b) Execute in the name of the Customer such ownership and other certificates as may be required to obtain payments in respect of Securities.

         (c) Exchange interim receipts or temporary Securities for definitive Securities.


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         (d)      Appoint brokers and agents for any transaction involving the
                  Securities, including, without limitation, affiliates of the Bank or any Subcustodian.

         (e) Issue statements to the Customer, at times mutually agreed upon, identifying the Assets in the Accounts.

         The Bank will send the Customer an advice or notification of any transfers of Assets to or from the Accounts. Such statements, advices or notifications shall indicate the identity of the entity having custody of the Assets. Unless the Customer sends the Bank a written exception or objection to any Bank statement within sixty (60) days of receipt, the Customer shall be deemed to have approved such statement. In such event, or where the Customer has otherwise approved any such statement, the Bank shall, to the extent permitted by law, be released, relieved and discharged with respect to all matters set forth in such statement or reasonably implied therefrom as though it had been settled by the decree of a court of competent jurisdiction in an action where the Customer and all persons having or claiming an interest in the Customer or the Customer's Accounts were parties.

         All collections of funds or other property paid or distributed in respect of Securities in the Custody Account shall be made at the risk of the Customer. The Bank shall have no liability for any loss occasioned by delay in the actual receipt of notice by the Bank or by its Subcustodians of any payment, redemption or other transaction regarding Securities in the Custody Account in respect of which the Bank has agreed to take any action under this Agreement.

8.       Corporate Actions; Proxies; Tax Reclaims.

         a. Corporate Actions. Whenever the Bank receives information concerning the Securities which requires discretionary action by the beneficial owner of the Securities (other than a proxy), such as subscription rights, bonus issues, stock repurchase plans and rights offerings, or legal notices or other material intended to be transmitted to securities holders ("Corporate Actions"), the Bank will give the Customer notice of such Corporate Actions to the extent that the Bank's central corporate actions department has actual knowledge of a Corporate Action in time to notify its customers.

                  When a rights entitlement or a fractional interest resulting from a rights issue, stock dividend, stock split or similar Corporate Action is received which bears an expiration date, the Bank will endeavor to obtain Instructions from the Customer or its Authorized Person, but if Instructions are not received in time for the Bank to take timely action, or actual notice of such Corporate Action was received too late to seek Instructions, the Bank is authorized to sell such rights entitlement or fractional interest and to credit the Deposit Account with the proceeds or take any other action it deems, in good faith, to be appropriate in which case it shall be held harmless for any such action.


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         b.       Proxy Voting. The Bank will deliver proxies to the Customer or its designated agent pursuant to special arrangements which may have been agreed to in writing. Such proxies shall be executed in the appropriate nominee name relating to Securities in the Custody Account registered in the name of such nominee but without indicating the manner in which such proxies are to be voted; and where bearer Securities are involved, proxies will be delivered in accordance with Instructions. Proxy voting services may be provided directly by the Bank or, in whole or in part, by one or more affiliates of the Bank; provided that the Bank shall be liable for the performance of any such affiliates to the same extent as the Bank would have been if it performed such services itself.

         c. Tax Reclaims. (i) Subject to the provisions hereof, the Bank will apply for a reduction of withholding tax and any refund of any tax paid or tax credits which apply in each applicable market in respect of income payments on Securities for the benefit of the Customer which the Bank believes may be available to such Customer.

                  (ii) The provision of tax reclaim services by the Bank is conditional upon the Bank receiving from the beneficial owner of Securities (A) a declaration of its identity and place of residence and (B) certain other documentation (pro forma copies of which are available from the Bank). The Customer acknowledges that, if the Bank does not receive such declarations, documentation and information, additional United Kingdom taxation will be deducted from all income received in respect of Securities issued outside the United Kingdom and that U.S. non-resident alien tax or U.S. backup withholding tax will be deducted from U.S. source income. The Customer shall provide to the Bank such documentation and information as it may require in connection with taxation, and warrants that, when given, this information shall be true and correct in every respect, not misleading in any way, and contain all material information. The Customer undertakes to notify the Bank immediately if any such information requires updating or amendment.

                  (iii) The Bank shall not be liable to the Customer or any third party for any tax, fines or penalties payable by the Bank or the Customer, and shall be indemnified accordingly, whether these result from the inaccurate completion of documents by the Customer or any other person, or as a result of the provision to the Bank or any third party of inaccurate or misleading information or the withholding of material information by the Customer or any other person, or as a result of any delay of any revenue authority or any other matter beyond the control of the Bank.

                  (iv) The Customer confirms that the Bank is authorized to deduct from any cash received or credited to the Cash Account any taxes or levies required by any revenue or governmental authority for whatever reason in respect of the Securities or Cash Accounts.

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                  (v)      The Bank shall perform tax reclaim services only with
                           respect to taxation levied by the revenue authorities of the countries notified to the Customer from time to time and the Bank may, by notification in writing, at its absolute discretion supplement or amend the markets in which the tax reclaim services are offered. Other than as expressly provided in this subclause, the Bank shall have no responsibility with regard to the Customer's tax position or status in any jurisdiction.

                  (vi) The Customer confirms that the Bank is authorized to disclose any information requested by any revenue authority or any governmental body in relation to the Customer or the Securities and/or Cash held for the Customer.

                  (vii) Tax reclaim services may be provided directly by the Bank or, in whole or in part, by one or more affiliates of the Bank: provided that the Bank shall be liable for the performance of any such affiliate to the same extent as the Bank would have been if it performed such services itself.

9.       Nominees.

         Securities which are ordinarily held in registered form may be registered in a nominee name of the Bank, Subcustodian or securities depository, as the case may be. The Bank may without notice to the Customer cause any such Securities to cease to be registered in the name of any such nominee and to be registered in the name of the Customer. In the event that any Securities registered in a nominee name are called for partial redemption by the issuer, the Bank may allot the called portion to the respective beneficial holders of such class of security in any manner the Bank deems to be fair and equitable. The Customer agrees to hold the Bank, Subcustodians, and their respective nominees harmless from any liability arising directly or indirectly from their status as a mere record holder of Securities in the Custody Account.

10.      Authorized Persons.

         As used in this Agreement, the term "Authorized Person" means employees or agents including investment managers as have been designated by written notice from the Customer or its designated agent to act on behalf of the Customer under this Agreement. Such persons shall continue to be Authorized Persons until such time as the Bank receives Instructions from the Customer or its designated agent that any such employee or agent is no longer an Authorized Person.

11.      Instructions.

         The term "Instructions" means instructions of any Authorized Person received by the Bank, via telephone, telex, TWX, facsimile transmission,


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         bank wire or other teleprocess or electronic instruction or trade information system acceptable to the Bank which the Bank believes in good faith to have been given by Authorized Persons or which are transmitted with proper testing or authentication pursuant to terms and conditions which the Bank may specify. Unless otherwise expressly provided all Instructions shall continue in full force and effect until canceled or superseded.

         Any Instructions delivered to the Bank by telephone shall promptly thereafter be confirmed in writing by an Authorized Person (which confirmation may bear the facsimile signature of such Person), but the Customer will hold the Bank harmless for the failure of an Authorized Person to send such confirmation in writing, the failure of such confirmation to conform to the telephone instructions received or the Bank's failure to produce such confirmation at any subsequent time. The Bank may electronically record any Instructions given by telephone, and any other telephone discussions with respect to the Custody Account. The Customer shall be responsible for safeguarding any testkeys, identification codes or other security devices which the Bank shall make available to the Customer or its Authorized Persons.

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12.      Standard of Care; Liabilities.

         (a) The Bank shall be responsible for the performance of only such duties as are set forth in this Agreement or expressly contained in Instructions which are consistent with the provisions of this Agreement as follows:

                  (i) The Bank will use reasonable care with respect to its obligations under this Agreement and the safekeeping of Assets. The Bank shall be liable to the Customer for any loss which shall occur as the result of the failure of a Subcustodian to exercise reasonable care with respect to the safekeeping of such Assets to the same extent that the Bank would be liable to the Customer if the Bank were holding such Assets in New York. In the event of any loss to the Customer by reason of the failure of the Bank or its Subcustodian to utilize reasonable care, the Bank shall be liable to the Customer only to the extent of the Customer's direct damages, to be determined based on the market value of the property which is the subject of the loss at the date of discovery of such loss and without reference to any special conditions or circumstances.

                  (ii) The Bank will not be responsible for any act, omission, default or the solvency of any broker or agent which it or a Subcustodian appoints unless such appointment was made negligently or in bad faith.

                  (iii) The Bank shall be indemnified by and without liability to the Customer for any action taken or omitted by the Bank whether pursuant to Instructions or otherwise within the scope of this Agreement if such act or omission was in good faith, without negligence. In performing its obligations under this Agreement, the Bank may rely on the genuineness of any document which it believes in good faith to have been validly executed.

                  (iv) The Customer agrees to pay for and hold the Bank harmless from any liability or loss resulting from the imposition or assessment of any taxes or other governmental charges, and any related expenses with respect to income from or Assets in the Accounts.

                  (v) The Bank shall be entitled to rely and may act, upon the advice of counsel (who may be counsel for the Customer) on all matters and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

                  (vi) The Bank need not maintain any insurance for the benefit of the Customer.

                  (vii) Without limiting the foregoing, the Bank shall not be liable for any loss which results from: 1) the general risk of investing, or 2) investing or holding Assets in a particular country including, but not limited to, losses resulting from nationalization, expropriation or other governmental actions; regulation of the banking or securities industry; currency restrictions, devaluations or fluctuations; and market conditions which prevent the orderly execution of securities transactions or affect the value of Assets.

                  (vii) Neither party shall be liable to the other for any loss due to forces beyond their control including, but not limited to strikes or work stoppages, acts of war or terrorism, insurrection, revolution, nuclear fusion, fission or radiation, or acts of God.

         (b) Consistent with and without limiting the first paragraph of this Section 12, it is specifically acknowledged that the Bank shall have no duty or responsibility to:

                           (i)      question Instructions or make any
                                    suggestions to the Customer or an Authorized
                                    Person regarding such Instructions;

                           (ii) supervise or make recommendations with respect to investments or the retention of Securities;

                           (iii) advise the Customer or an Authorized Person regarding any default in the payment of principal or income of any security other than as provided in Section 5(c) of this Agreement.

                           (iv) evaluate or report to the Customer or an Authorized Person regarding the financial condition of any broker, agent or other party to which Securities are delivered or payments are made pursuant to this
                                    Agreement:

                           (v) review or reconcile trade confirmations received from brokers. The Customer or its Authorized Persons (as defined in Section
                                    10) issuing Instructions shall bear any
                                    responsibility to review such confirmations against Instructions issued to and statements issued by the Bank.

         (c) The Customer authorizes the Bank to act under this Agreement notwithstanding that the Bank or any of its divisions or affiliates may have a material interest in a transaction, or circumstances are such that the Bank may have a potential conflict of duty or interest including the fact that the Bank or any of its affiliates may provide brokerage services to other customers, act as financial advisor to the issuer of Securities, act as a lender to the issuer of Securities, act in the same transaction as agent for more than one customer, have a material interest in the issue of Securities, or earn profits from any of the activities listed herein.

13.      Fees and Expenses.

         The Customer agrees to pay the Bank for its services under this Agreement such amount as may be agreed upon in writing, together with the Bank's reasonable out-of-pocket or incidental expenses, including, but not limited to, legal fees. The Bank shall have a lien on and is authorized to charge any Accounts of the Customer for any amount owing to the Bank under any provision of this Agreement.

14.      Miscellaneous.

         (a) Foreign Exchange Transactions. To facilitate the administration of the Customer's trading and investment activity, the Bank is authorized to enter into spot or forward foreign exchange contracts with the Customer or an Authorized Person for the Customer and may also provide foreign exchange through its subsidiaries, affiliates or Subcustodians. Instructions, including standing instructions, may be issued with respect to such contracts but the Bank may establish rules or limitations concerning any foreign exchange facility made available. In all cases where the Bank, its subsidiaries, affiliates or Subcustodians enter into a foreign exchange contract related to Accounts, the terms and conditions of the then current foreign exchange contract of the Bank, its subsidiary, affiliate or Subcustodian and, to the extent not inconsistent, this Agreement shall apply to such transaction.

         (b) Certification of Residency, etc. The Customer certifies that it is a resident of the United States and agrees to notify the Bank of any changes in residency. The Bank may rely upon this certification or the certification of such other facts as may be required to administer the Bank's obligations under this Agreement. The Customer will indemnify the Bank against all losses, liability, claims or demands arising directly or indirectly from any such certifications.

         (c) Access to Records. The Bank shall allow the Customer's independent public accountant reasonable access to the records of the Bank relating to the Assets as is required in connection with their examination of books and records pertaining to the Customer's affairs. Subject to restrictions under applicable law, the Bank shall also obtain an undertaking to permit the customer's independent public accountants reasonable access to the records of any Subcustodian which has physical possession of any Assets as may be required in connection with the examination of the Customer's books and records.

         (d) Governing Law: Successors and Assigns. This Agreement shall be governed by the laws of the State of New York and shall not be assignable by either party, but shall bind the successors in interest of the Customer and the Bank.

         (e) Entire Agreement; Applicable Riders. Customer represents that the Assets deposited in the Accounts are (Check one):

                  ___ Employee Benefit Plan or other assets subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA");

                  ____ Mutual Fund assets subject to certain Securities and Exchange Commission ("SEC") rules and regulations;

                  ____     Neither of the above

         This Agreement consists exclusively of this document together with Schedule A, Exhibits I - ______ and the following Rider(s) [Check applicable rider(s)]:

                  ____     ERISA

                  ____     MUTUAL FUND

                  ____     SPECIAL TERMS AND CONDITIONS

                  There are no other provisions of this Agreement and this Agreement supersedes any other agreements, whether written or oral, between the parties. Any amendment to this Agreement must be in writing, executed by both parties.

         (f) Severability. In the event that one or more provisions of this Agreement are held invalid, illegal or enforceable in any respect on the basis of any particular circumstances or in any jurisdiction, the validity, legality and enforceability of such provision or provisions under other circumstances or in other jurisdictions and of the remaining provisions will not in any way be affected or impaired.

         (g) Waiver. Except as otherwise provided in this Agreement, no failure or delay on the part of either party in exercising any power or right under this Agreement operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right. No waiver by a party of any provision of this Agreement, or waiver of any breach or default, is effective unless in writing and signed by the party against whom the waiver is to be enforced.

         (h) Notices. All notices under this Agreement shall be effective when actually received. Any notices or other communications which may be required under this Agreement are to be sent to the parties at the following addresses or such other addresses as may subsequently be given to the other party in writing:

                  Bank:             The Chase Manhattan Bank, N.A.
                                    Chase Metro Tech Center
                                    Brooklyn, NY  11245
                                    Attention:  Global Custody Division
                               or telex:____________________________

                  Customer:    _____________________________________

                               _____________________________________

                               _____________________________________

                               or telex:_____________________________


         (i) Termination. This Agreement may be terminated by the Customer or the Bank by giving sixty (60) days written notice to the other, provided that such notice to the Bank shall specify the names of the persons to whom the Bank shall deliver the Assets in the Accounts. If notice of termination is given by the Bank, the Customer shall, within sixty (60) days following receipt of the notice, deliver to the Bank Instructions specifying the names of the persons to whom the Bank shall deliver the Assets. In either case the Bank will deliver the Assets to the persons so specified, after deducting any amounts which the Bank determines in good faith to be owed to it under Section 13. If within sixty (60) days following receipt of a notice of termination by the Bank, the Bank does not receive Instructions from the Customer specifying the names of the persons to whom the Bank shall deliver the Assets, the Bank, at its election, may deliver the Assets to a bank or trust company doing business in the State of New York to be held and disposed of pursuant to the provisions of this Agreement, or to Authorized Persons, or may continue to hold the Assets until Instructions are provided to the Bank.


                                       CUSTOMER


                                       By:___________________________________
                                                        Title


                                       THE CHASE MANHATTAN BANK, N.A.


                                       By:___________________________________
                                                         Title

STATE of         )

                 : ss.

COUNTY OF        )


On this _________________ day of ____________________________ , 19 _______ ,
before me personally came ______________________________ , to me known, who being by me duly sworn, did depose and say that he/she resides in ______________ at ____________________ ; ____________________ that he/she is __________________
of ___________________ , the entity described in and which executed the foregoing instrument; that he/she knows the seal of said entity, that the seal affixed to said instrument is such seal, that it was so affixed by order of said entity, and that he/she signed his/her name thereto by like order.



                         ______________________________





Sworn to before me this _________________

day of  ________, 19______.



________________________
               Notary

STATE OF NEW YORK    )

                     : ss.

COUNTY OF NEW YORK   )



On this __________________ day of ________________________ , 19 _____ , before me personally came __________________________ , to me known, who being by me duly sworn, did depose and say that he/she resides in __________________ at _________________ ; that he/she is a Vice President of THE CHASE MANHATTAN BANK, (National Association), the corporation described in and which executed the foregoing instrument: that he/she knows the seal of said corporation, that the seal affixed to said instrument is such corporate seal, that it was so affixed by order of the Board of Directors of said corporation, and that he/she signed his/her name thereto by like order.



                           __________________________






Sworn to before me this _________________

day of  ________, 19______.




_____________________
            Notary

                  Mutual Fund Rider to Global Custody Agreement

                   Between The Chase Manhattan Bank, N.A. and

                          ____________________________

                      __________________, effective ______


Customer represents that the Assets placed in the Bank's custody are subject to the Investment Company Act of 1940 (the Act), as the same may be amended from time to time.

Except to the extent that the Bank has specifically agreed to comply with a condition of a rule, regulation, interpretation promulgated by or under the authority of the SEC or the Exemptive Order applicable to accounts of this nature issued to the Bank (Investment Company Act of 1940, Release No. 12053, November 20, 1981), as amended, or unless the Bank has otherwise specifically agreed, the Customer shall be solely responsible to assure that the maintenance of Assets under this Agreement complies with such rules, regulations, interpretations or exemptive order promulgated by or under the authority of the Securities Exchange Commission.

The following modifications are made to the Agreement:

Section 3. Subcustodians and Securities Depositories.

Add the following language to the end of Section 3:

The terms Subcustodian and securities depositories as used in this Agreement shall mean a branch of qualified U.S. bank, an eligible foreign custodian or an eligible foreign securities depository, which are further defined as follows:

(a) "qualified U.S. Bank" shall mean a qualified U.S. bank as defined in Rule 17f-5 under the Investment Company Act of 1940;

(b) "eligible foreign custodian" shall mean (i) a banking institution or trust company incorporated or organized under the laws of a country other than the United States that is regulated as such by that country's government or an agency thereof and that has shareholders' equity in excess of $200 million in U.S. currency (or a foreign currency equivalent thereof), (ii) a majority owned direct or indirect subsidiary of a qualified U.S. bank or bank holding company that is incorporated or organized under the laws of a country other than the United States and that has shareholders' equity in excess of $100 million in U.S. currency (or a foreign currency equivalent thereof)
         (iii) a banking institution or trust company incorporated or organized under the laws of a country other than the United States or a majority owned direct or indirect subsidiary of a qualified U.S. bank or bank holding company that is incorporated or organized under the laws of a country other than the United States which has such other qualifications as shall be specified in Instructions and approved by the Bank; or (iv) any other entity that shall have been qualified by exemptive order, rule or other appropriate action of the SEC; and

(c) "eligible foreign securities depository" shall mean a securities depository or clearing agency, incorporated or organized under the laws of a country other than the United States, which operates (i) the central system for handling securities or equivalent book- entries in that country, or (ii) a transnational system for the central handling of securities or equivalent book-entries.

The Customer represents that its Board of Directors has approved each of the Subcustodians listed in Schedule A to this Agreement and the terms of the subcustody agreements between the Bank and each Subcustodian, which are attached as Exhibits I through _____ of Schedule A, and further represents that its Board has determined that the use of each Subcustodian and the terms of each subcustody agreement are consistent with the best interests of the Fund(s) and its (their) shareholders. The Bank will supply the Customer with any amendment to Schedule A for approval. The Customer has supplied or will supply the Bank with certified copies of its Board of Directors resolution(s) with respect to the foregoing prior to placing Assets with any Subcustodian so approved.

Section II. Instructions.

Add the following language to the end of Section 11:

Deposit Account payments and Custody Account Transactions made pursuant to
Section 5 and 6 of this Agreement may be made only for the purposes listed below. Instructions must specify the purpose for which any transaction is to be made and Customer shall be solely responsible to assure that Instructions are in accord with any limitations or restrictions applicable to the Customer by law or as may be set forth in its prospectus.

(a) In connection with the purchase or sale of Securities at prices as confirmed by Instructions;

(b) When Securities are called, redeemed or retired, or otherwise become payable;

(c) In exchange for or upon conversion into other securities alone or other securities and cash pursuant to any plan or merger consolidation, reorganization, recapitalization or readjustment;

(d) Upon conversion of Securities pursuant to their terms into other securities;

(e) Upon exercise of subscription, purchase or other similar rights represented by Securities;

(f) For the payment of interest, taxes, management or supervisory fees, distributions or operating expenses;

(g) In connection with any borrowings by the Customer requiring a pledge of Securities, but only against receipt of amounts borrowed;

(h) In connection with any loans, but only against receipt of adequate collateral as specified in Instructions which shall reflect any restrictions applicable to the Customer.

(i) For the purpose of redeeming shares of the capital stock of the Customer and the delivery to, or the crediting to the account of, the Bank, its Subcustodian or the Customer's transfer agent, such shares to be purchased or redeemed;

(j) For the purpose of redeeming in kind shares of the Customer against delivery to the Bank, its Subcustodian or the Customer's transfer agent of such shares to be so redeemed;

(k) For delivery in accordance with the provisions of any agreement among the Customer, the Bank and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Customer;

(l) For release of Securities to designated brokers under covered call options, provided, however, that such Securities shall be released only upon payment to the Bank of monies for the premium due and a receipt for the Securities which are to be held in escrow. Upon exercise of the option, or at expiration, the Bank will receive from brokers the Securities previously deposited. The Bank will act strictly in accordance with Instructions in the delivery of Securities to be held in escrow and will have no responsibility or liability for any such Securities which are not returned promptly when due other than to make proper request for such return;

(m) For spot or forward foreign exchange transactions to facilitate security trading, receipt of income from Securities or related transactions:

(n) For other proper purposes as may be specified in Instructions issued by an officer of the Customer which shall include a statement of the purpose for which the delivery or payment is to be made, the amount of the payment or specific Securities to be delivered, the name of the person or persons to whom delivery or payment is to be made, and a certification that the purpose is a proper purpose under the instruments governing the Customer; and

(o)      Upon the termination of this Agreement as set forth in Section 14(i).


Section 12. Standard of Care; Liabilities.

Add the following subsection (c) to Section 12:

(c) The Bank hereby warrants to the Customer that in its opinion, after due inquiry, the established procedures to be followed by each of its branches, each branch of a qualified U.S. bank, each eligible foreign custodian and each eligible foreign securities depository holding the Customer's Securities pursuant to this Agreement afford protection for such Securities at least equal to that afforded by the Bank's established procedures with respect to similar securities held by the Bank and its securities depositories in New York.

Section 14. Access to Records.

Add the following language to the end of Section 14(c):

Upon reasonable request from the Customer the Bank shall furnish the Customer such reports (or portions thereof) of the Bank's system of internal accounting controls applicable to the Bank's duties under this Agreement. The Bank shall endeavor to obtain and furnish the Customer with such similar reports as it may reasonably request with respect to each Subcustodian and securities depository holding the Customer's assets.

                                CUSTODY AGREEMENT

         THIS AGREEMENT is executed as of the 7th day of November, 1995, between SAFECO COMMON STOCK TRUST, a Delaware business trust ("Trust"), and U.S. BANK OF WASHINGTON, N.A., a national banking association ("Bank");

         WHEREAS, the Trust is registered with the Securities and Exchange Commission as a series type open-end, management investment company under the Investment Company Act of 1940, as amended ("1940 Act"), and has caused its shares of beneficial interest to be registered for sale to the public under the Securities Act of 1933, as amended ("1933 Act"), and various state securities laws;

         WHEREAS, the Trust may, from time to time, organize one or more series of shares, in addition to the series set forth in Exhibit A attached hereto, each of which shall represent an interest in a separate portfolio of cash, securities and other assets (all such existing and additional series now or hereafter listed on Exhibit A are referred to herein individually, as a "Series" and collectively, as "the Series,") and

         WHEREAS, the Trust desires to appoint the Custodian as custodian on behalf of the Series in accordance with the provisions of the 1940 Act and the rules and regulations thereunder, under the terms and conditions set forth in this Agreement, and the Custodian has agreed to act as custodian;

         NOW, THEREFORE, it is agreed by and between the parties hereto as follows:

         1. Appointment. The Trust on behalf of the Series hereby appoints the Bank as custodian of all of the Series' cash, securities and other assets, and the Bank hereby agrees to act as such upon the terms and conditions set forth in this Agreement.

         2. Delivery, Safe Keeping. The Trust will deliver or cause to be delivered to the Bank from time to time all cash, securities and other assets acquired by the Series from time to time during the term of this Agreement and shall specify the Series to which such cash, securities and other assets are to be allocated. The Bank shall keep safely such cash, securities and other assets as custodian for the Series and shall deposit such cash, securities and other assets with the Bank for the account of the Series.

         3. Registration of Securities. The Bank will hold stocks and other registerable portfolio securities (other than bearer securities) registered in the name of the Series, or in the name of any nominee of the Trust on behalf of the Series, or in the name of any nominee of the Bank, or in the name or nominee name of any sub-custodian or agent appointed under paragraph 4 for whose fidelity and liabilities the Bank shall be fully responsible, or in street certificate form, so-called, with or without any indication of fiduciary capacity. Unless otherwise instructed by the Trust, the Bank will register all such portfolio securities in the name of its authorized nominee. In any event, all such securities and other assets shall be held in an account of the Bank containing only assets of a Series, or only assets held by the Bank as a fiduciary or custodian for customers, and provided further, that the records of the Bank shall indicate at all times the Series or other customers for which such securities and other assets are held in such account and their respective interests therein. The Trust agrees to hold the Bank and its nominee harmless for any liability as a record holder of securities held in custody.

         4. Custody of Moneys or Securities/Appointment of Sub-custodians and Agents. Notwithstanding any other provisions of this Agreement, all or any of the cash, securities or other assets of a Series may be held in the Bank's custody, provided, however, that the Bank may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the 1940 Act to act as a sub-custodian or its agent to carry out such of the provisions of this Agreement as the Bank may from time to time direct. The appointment of any sub-custodian or agent shall not relieve the Bank of its responsibilities or liabilities hereunder. Neither the Bank nor any sub-custodian or agent shall be entitled to reimbursement by Trust or the Series for any fees or expenses of any sub-custodian or agent.

         5. Deposit of Trust Assets in Securities Systems. Upon order of the Trust on behalf of any Series, the Bank may deposit and/or maintain securities owned by a Series in a clearing agency registered with the Securities and Exchange Commission ("SEC") under Section 17A of the Securities Exchange Act of 1934, as amended, which acts as a securities depository (or other entities which may be otherwise authorized by the SEC to serve in the capacity of depository or clearing agent for the securities or other assets of investment companies), or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies, collectively referred to herein as "Securities Systems" in accordance with applicable Federal Reserve Board and SEC rules and regulations, if any, and subject to the following provisions:

         (a) The Bank may keep securities of the Series in a Securities System provided that such securities are represented in an account ("Account") of the Bank in the Securities System which shall not include any assets of the Bank other than assets held as a fiduciary, custodian or otherwise for customers;

         (b) The records of the Bank with respect to securities of the Series that are maintained in a Securities System shall identify by book-entry those securities belonging to the Series;

         (c) The Bank shall pay for securities purchased for the account of the Series upon (i) receipt of advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Bank to reflect such payment and transfer for the account of the Series. The Bank shall transfer securities sold for the account of the Series upon (i) receipt of advice from the Securities
                  System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Bank to reflect such transfer and payment for the account of the Series. Copies of all advice from the Securities System of transfers of securities for the account of the Series shall identify the Series, be maintained for the Series by the Bank and be provided to the Trust at its request. Upon request, the Bank shall furnish the Trust on behalf of the Series confirmation of each transfer to or from the account of the Series in the form of a written advice or notice and shall furnish to the Trust on behalf of the Series copies of daily transaction sheets reflecting each day's transactions in the Securities System for the account of the Series;

         (d) The Bank shall provide the Trust for the Series with any report obtained by the Bank on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System;

         (e) The Bank shall exercise reasonable care and diligence in the use of the Securities System on behalf of the Trust and the Series. The Bank shall be liable to the Trust for the benefit of the Series for any loss or damage to the Series resulting from use of the Securities System by reason of any negligence, misfeasance or misconduct of the Bank or any of its agents, or of any of the Bank's or any of its agent's employees, or from failure of the Bank or any such agent to enforce effectively such rights as it may have against the Securities System. At the election of the Trust, it shall be entitled to be subrogated to the rights of the Bank with respect to any claim against the Securities System or any other person which the Bank may have as a consequence of any such loss or damage if and to the extent that the Series has not been made whole for any such loss or damage.

         6. Segregated Account. The Bank shall upon order of the Trust on behalf of each applicable Series establish and maintain a segregated account or accounts for and on behalf of each such Series, into which account or accounts may be transferred cash, securities, and/or other assets, including securities maintained in an account by the Bank pursuant to paragraph 5 hereof, (i) for the purposes of compliance by the Series with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the SEC relating to the maintenance of segregated accounts by registered investment companies and (ii) for other proper corporate purposes, but only, in the case of clause (ii), upon receipt of, in addition to an order of the Trust on behalf of the applicable Series, a writing signed by any two individuals whose names and signatures are covered by the most recent letter provided to the Bank as provided in paragraph 12 setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

         7. Purchases of Securities. Upon the order of the Trust on behalf of the Series, the Bank shall receive all securities purchased for the account of the Trust and make payment according to the terms of the order insofar as funds are available.

         8. Sale and Delivery of Securities.

                  (a) Upon the order of the Trust on behalf of the Series, the Bank shall make delivery of securities held by it as custodian or held in a Securities System account of the Bank which have been sold by the Trust. Such delivery shall be made upon payment in a manner satisfactory to the Bank of the amount specified in said order. The Bank shall also deliver such securities as may be called, redeemed, retired or otherwise become payable.

                  (b)  Subparagraph (a) shall not prevent the Bank from making:

                           (i) Delivery of securities for examination to the broker selling the same in accord with the "street" delivery custom whereby such securities are delivered to such broker in exchange for a delivery receipt exchanged on the same day for an uncertified check of such broker to be presented on the same day for certification;

                           (ii) Delivery of securities as collateral on borrowing effected by the Trust or any Series; and

                           (iii) Delivery of securities owned by the Trust or any Series as a redemption in kind of securities issued by the Trust or any Series.

         9. Collections.

                  (a) On a timely basis, the Bank shall: (i) collect, receive and hold on deposit for the account of the appropriate Series, all income and other payments with respect to the securities held by it on behalf of a Series as custodian; (ii) advise the Trust once each business day of such receipts;
(iii) execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with the collection of bond and note coupons; (iv) present for payment all coupons and all other income items requiring presentation, present for payment all securities which have become payable at maturity, upon call for redemption or otherwise; (v) endorse for collection checks, drafts or other negotiable instruments; and (vi) do all other things which may be necessary or proper in connection with the receipt and collection of any such item.

                  (b) The Bank shall not be under any obligation or duty to take action to effect collection of any amount, if the securities upon which such amount is payable are in default and payment is refused after due demand or presentation. The Bank will, however, notify the Trust of such default and refusal to pay.

         10. Disbursements.

                  (a) Notwithstanding anything contained elsewhere in this Agreement to the contrary and subparagraphs (b) and (c) below, the Bank shall deliver funds of the Trust only upon the purchase of securities by the Trust on behalf of the Series.

                  (b) Upon the order of the Trust for the Series, the Bank shall make cash disbursements for the account of the Trust and any Series insofar as funds are available for such disbursements, for the payment of taxes, expenses and liabilities including, without limitation:

                           (i) Management fees payable under any management agreement with SAFECO Asset Management Company (or its successors) or any other person selected to serve as an investment adviser to the Trust or any Series.

                           (ii) Compensation payable by the Trust or any Series to any person, firm or corporation, including compensation payable to the Bank under this Agreement.

                           (iii) Cash dividends or distributions for any Series declared by the Board of Trustees of the Trust.

                  (c) Without the order of the Trust, the Bank may make cash disbursements for non-discretionary ministerial items, including but not limited to expenses in handling securities, stamp taxes, reimbursement of the Bank for its out-of-pocket expenses incurred in the performance of its duties hereunder and other similar items in connection with its duties under this Agreement. The Bank shall advise the Trust once each business day of disbursements so made.

         11. Redemption and Repurchase of Shares of the Trust. From such funds as may be available for the purpose but subject to the limitations of the Trust Instrument and any applicable votes of the Trust's Board of Trustees pursuant to the Trust Instrument, the Bank shall, upon receipt of instructions from a Series' transfer agent, make funds available for payment to shareholders who have delivered to the transfer agent a request for redemption or repurchase of their shares. If payment is to be made in kind, the instructions must be accompanied by a certified copy of a resolution of the Trust's Board of Trustees authorizing redemptions in kind. In connection with the redemption or repurchase of shares of a Series, the Bank is authorized upon receipt of instructions from the transfer agent to wire funds to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of shares of any Series, the Bank shall honor checks drawn on the Bank by a shareholder, which checks have been furnished by the Trust to the shareholder, when presented to the Bank in accordance with such procedures and controls as are mutually agreed upon from time to time between the Trust and the Bank.

         12. Orders of the Trust.

                  (a) Except in the case of non-discretionary ministerial acts, and as otherwise specifically provided in this Agreement, all action to be taken by the Bank as custodian shall be taken upon the order of the Trust on behalf of the Series. An "order" of the Trust on behalf of the Series shall consist of written instructions with respect to a specified transaction, or transactions, which instructions shall be signed by any two individuals whose names and signatures are covered by the most recent letter addressed to the Bank setting forth such names and signatures and signed by the President or Treasurer and Secretary or Assistant Secretary of the Trust. An "order" of the Trust may also consist of trade affirmations entered on an institutional delivery system by representatives on behalf of the Trust. Such representatives will not affirm trades on this Institutional Delivery system unless the transactions have been signed by two authorized signers. An "order" may also consist of oral instructions in the case of purchases and sales of shares of registered investment companies by any Series, but only if the Bank reasonably believes such instructions to have been provided by a person authorized to give such instructions for the transaction involved and if such instruction is transmitted and received in accordance with any procedures acceptable to both the Fund and the Bank. Oral instructions shall not be accepted by the Bank for any other type of transaction.

                  (b) Notwithstanding anything to the contrary contained in the Agreement, no person authorized to give an "order" as described in the preceding paragraph, Trustee, officer, employee or agent of the Trust shall have physical access to the assets of any Series held by the Bank nor shall the Bank deliver any assets of a Series for delivery to an account of such person; provided, however, that nothing in this sub-paragraph (b) shall prohibit the Trust's independent certified public accountant from examining or reviewing the assets of the Series held by the Bank.

         13. Forwarding of Information and Proxies. The Bank will forward promptly to the Trust for each Series all information or documents which it may receive with respect to any securities held by a Series under this Agreement, including all forms of proxy, proxy statements, notices, reports and other financial information. Neither the Bank nor its nominee shall vote any of the securities or authorize the voting of any securities or give any consent or take any other action with respect thereto, except as otherwise provided herein, unless directed to do so upon order of the Trust on behalf of any Series.

         14. Reorganization or Liquidation, Etc. of the Trust. In the case of the following transactions not in the ordinary course of business, namely, the merger or consolidation of the Trust and another investment company, the sale by the Trust of all, or substantially all, of its assets or the assets of a Series to another investment company, or the liquidation or dissolution of the Trust or a Series and distribution of the assets, the Bank shall deliver the securities held by it under this Agreement and disburse cash only upon the order of the Trust and upon receipt of opinion of counsel satisfactory to the Bank (who may be counsel for the Trust) to the effect that all necessary corporate action therefore has been taken, or, concurrently with the Bank's action will be taken.

         15. Compensation. Each Series shall pay to the Bank compensation for its services under this Agreement in accordance with the attached schedule of charges set forth in Exhibit C which may be amended from time to time by mutual agreement. In addition, each Series will reimburse the Bank for all out-of-pocket expenses, including taxes and other charges required to be paid by the Bank with respect to the property of each Series, incurred by the Bank in the performance of its duties hereunder.

         16. Responsibility.

                  (a) In the performance of its duties under this Agreement, the Bank shall exercise reasonable care and diligence. The Bank shall be liable to the Trust for the benefit of the Series for any loss or damage to the Series resulting from any negligence, misfeasance or misconduct of the Bank or any of its sub-custodians or agents, or of any of the Bank's or any agent's employees in the performance of the Bank's duties under this Agreement.

                  (b) Except as otherwise provided herein, the Bank shall not incur liability to anyone and shall be indemnified and held harmless by the Trust and the Series from and against all liability, claims, demands, actions, suits, costs or expenses (including the fees of its counsel) for anything done or suffered by the Bank in good faith in accordance with an order of the Trust or pursuant to the terms of this Agreement. The Bank may apply for and obtain the advice and opinion of counsel to the Trust or its own counsel with respect to questions of law and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice or opinion. The Bank shall be protected in any action taken or omitted by it in reliance upon any order, notice, request, certificate or other instrument reasonably believed by it to be genuine.

                  (c) The Bank shall be under no duty or obligation to inquire into and shall not be liable for:

                           (i) The validity of the issue of any securities purchased by or for the Trust or any Series, the legality of the purchases thereof or the propriety of the amount paid therefor;

                           (ii) The legality of any sale of any securities by or for the Trust or any Series or on the propriety of the amount for which the same are sold;

                           (iii) The legality of an issue or sale of any shares of the Trust or any Series or the sufficiency of the amount to be received therefor;

                           (iv) The legality of the repurchase of any shares of the Trust or any Series or the propriety of the amount to be paid therefor;

                           (v) The legality of the declaration of any dividend by the Trust or any Series or the legality of the issue of any securities held by the Trust or any Series as a payment in kind of such dividend;

                           (vi) Any property or moneys of the Trust or any Series unless and until received by it, and any such property or moneys delivered or paid by it pursuant to the terms hereof.

                  (d) The Bank shall not be under any duty or obligation to ascertain whether any securities at any time delivered to or held by it for the account of a Series are such as may properly be held by a Series under the provisions of the Trust's Instrument or Bylaws, any federal or state statutes or any rule or regulation of any governmental agency.

         17. Liability for Payment in Advance of Receipt of Securities Purchased. In any and every case where payment for purchase of securities for the account of a Series is made by the Bank in advance of receipt of the securities purchased in the absence of specific written instructions from the Trust on behalf of such Series to so pay in advance, the Bank shall be absolutely liable to the Trust for such securities to the same extent as if the securities had been received by the Bank.

         18. Records. The Bank shall with respect to each Series create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Trust under the 1940 Act, particularly Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Trust and shall at all times during the regular business hours of the Bank be open for inspection by duly authorized officers, employees and agents of the Trust and employees and agents of the SEC. The Bank shall, at the Trust's request, supply the Trust with a tabulation of securities owned by each Series and held by the Bank and shall, when requested to do so by the Trust and for such compensation as shall be agreed upon between the Trust and the Bank, include certificate numbers in such tabulations.

         19. Termination. This Agreement may be terminated at any time without penalty with respect to one or more Series by execution of any amended Exhibit A or in its entirety by written notice delivered by either party to the other. The effective date of termination shall be as specified in such notice, except that at the option of the Bank or the Trust, the effective date of the termination may be postponed to a date not more than sixty (60) days from the date of the delivery of such notice in order to give the Bank an opportunity to prepare for the transfer of the Trust or any Series' assets or to give the Trust or any Series an opportunity to make suitable arrangements for a successor custodian. Upon termination of this Agreement, the Bank shall deliver at its office all cash, securities and other assets held by it in accordance with paragraph 20.

         20. Successor Custodian.

                  (a) If a successor custodian for the Trust or one or more of the Series shall be appointed by the Trust's Board of Trustees, the Bank shall, upon termination, deliver to such successor custodian at the office of the Bank all cash and other assets of the Trust then held by it hereunder and, in the case of securities, duly endorsed and in the form for transfer, all securities of each applicable Series then held by it hereunder and shall transfer to an account of the successor custodian all of the securities of each such Series held in a Securities System. The Bank shall take all reasonable steps to assist in the transfer of the cash, securities and other assets of the applicable Series to the successor custodian.

                  (b) If no such successor custodian shall be appointed, the Bank shall, in like manner, upon receipt of a certified copy of a vote of the Trust's Board of Trustees, deliver at the office of the Bank and transfer such cash, securities and other assets in accordance with such vote.

                  (c) In the event that no written order designating a successor custodian or certified copy of a vote of the Board of Trustees shall have been delivered to the Bank on or before the date when such termination shall become effective, then the Bank shall have the right to deliver to a bank or trust company of its own selection (which is a "bank" as defined in the 1940 Act) doing business in Seattle, Washington, and having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than the amounts required by the 1940 Act, all cash, securities and other assets held by the Bank on behalf of each applicable Series and all instruments held by the Bank relative thereto and all other property held by it under this Agreement on behalf of each applicable Series and to transfer to an account of such successor custodian all the securities of each such Series held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Bank under this Agreement.

                  (d) In the event that cash, securities and other assets remain in the possession of the Bank after the date of termination hereof owing to failure of the Trust to procure the certified copy of the vote referred to or of the Board of Trustees to appoint a successor custodian, the Bank shall be entitled to fair compensation for its services during such period as the Bank retains possession of such cash, securities and other assets and the provisions of this Agreement relating to the duties and obligations of the Bank shall remain in full force and effect.

         21. Notices. Any notice or other instrument in writing authorized or required by this Agreement to be given to either party hereto shall be sufficiently given if addressed to such party and mailed (postage prepaid) or delivered to it at its office at the address set forth below, namely:

         In the case of the Trust:

             SAFECO Common Stock Trust
             Attn:  David F. Hill, President
             SAFECO Plaza
             Seattle, Washington  98185

        and

        In the case of the Bank:

             U.S. Bank of Washington, N.A.
             Attn:  Trust Operations Department
             1414 Fourth Avenue
             Seattle, Washington  98101

or at such other place as such party may from time to time designate in writing.

         22. Bank representation. The Bank represents that it does meet, and will continue to meet at all times that this Agreement is in effect, the requirements of the rules and regulations promulgated pursuant to Section 17(f) of the 1940 Act.

         23. Limitation of Liability. The Bank is hereby expressly put on notice of (i) the limitation of shareholder, officer and trustee liability as set forth in the Trust Instrument of the Trust and (ii) of the provisions in the Trust Instrument permitting the establishment of separate Series and limiting the liability of each Series to obligations of that Series. The Bank hereby agrees that obligations assumed by the Trust pursuant to this Agreement are in all cases assumed on behalf of a particular Series and each such obligation shall be limited in all cases to that Series and its assets. The Bank agrees that it shall not seek satisfaction of any such obligation from the shareholders or any individual shareholder of the Trust nor from the officers or trustees or any individual officer or trustee of the Trust.

         24. Entire Agreement. This Agreement embodies the entire Agreement between the Bank and the Trust with respect to the services to be provided by the Bank to the Trust and each Series and supersedes any prior written or oral agreement between those parties.

         25. Miscellaneous. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trust without the written consent of the Bank or by the Bank without the written consent of the Trust. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed in counterparts, each of which taken together shall constitute one and the same instrument. Bank understands that the rights and obligations of each Series under the Trust Instrument are separate and distinct from those of any and all other Series.

         26. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Washington.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.


Attest:                                   U. S. BANK OF WASHINGTON, N.A.

By: /s/ Jennifer Buss                     By: /s/ Joyce Hoznagel
    -----------------------------             -------------------------------
Its: Assistant Vice President             Its: Assistant Vice President
     ----------------------------              ------------------------------


Attest:                                   SAFECO COMMON STOCK TRUST

/s/ Neal A. Fuller                        By: /s/ David F. Hill
---------------------------------             -------------------------------
Neal A. Fuller                                David F. Hill
Assistant Secretary                           President

                                    EXHIBIT A

                            SAFECO COMMON STOCK TRUST


The SAFECO Common Stock Trust consists of the following Series subject to this
Agreement:

1.       SAFECO Equity Fund
2.       SAFECO Northwest Fund
3.       SAFECO Income Fund
4.       SAFECO Growth Fund
5.       SAFECO Balanced Fund
6.       SAFECO Small Company Stock Fund






As of 11/7/95

                                    EXHIBIT B

                            SAFECO COMMON STOCK TRUST
                                    ALL FUNDS
                             PROCEDURES FOR CONTROL

                     Securities Held by Nominee Puget & Co.

1. All securities held in safe keeping at U.S. Bank of Washington, N.A., main office, will be in the name of the nominee, Puget & Co.

2. Instructions from the Trust on behalf of a Series or SAFECO Asset Management Company, the investment adviser to the Trust, relative to the purchase and sale of securities will be in written form on a "Transaction Advice" form.

3. All accounting documents, minutes, bank records, and instructions to brokers will identify the real ownership of securities being bought or sold and of interest and dividends received.

4. Certificates for shares of stock and par value of bonds will be in lots which will permit the physical separation of the securities according to their real ownership. U.S. Bank of Washington, N.A. will maintain such a physical separation.

5. Proceeds on securities sold and dividends or interest received in the name of Puget & Co. will be collected by U.S. Bank of Washington, N.A., main office. On the business day of receipt of such proceeds the bank will credit the custodial account of the Trust with the total amount of such proceeds, dividends or interest and will specifically identify all collections on the statement of the Trust's account.

6. Payments for securities purchased will be made from the Trust's custodial account upon delivery of the securities.





As of 11/7/95

                                    EXHIBIT C

                            SAFECO COMMON STOCK TRUST
                                    ALL FUNDS

                                 ---------------


Schedule of Custodian Fees with U.S. Bank of Washington, N.A.


         Annual Base Fee Per Fund                                      $ 1,000
                                                                       -------

         Annual Holding Fee Per Security                         $ 75.00
                                                                 -------

         Security Transactions                                   $ 20.00
                                                                 -------

         Incoming Wires                                                $ 15.00
                                                                       -------

         Outgoing Wires                                                $ 20.00
                                                                       -------

         Administration - if applicable                          $50.00 per hour
                                                                 ---------------

         Out of Pocket Expenses (Postage,                        As Incurred
          insurance, long distance calls,
          mileage, photocopying)


As of 11/7/95